Exhibit 99

News Release

COMMUNITY BANK SYSTEM, INC.
5790 Widewaters Parkway, DeWitt, N.Y. 13214	For further information, please contact:
Scott A. Kingsley,
EVP & Chief Financial Officer
Office: (315) 445-3121

Community Bank System Reports Record Quarterly Results
 Earnings increase 77% over prior year

 SYRACUSE, N.Y. — July 22, 2010 — Community Bank System, Inc. (NYSE: CBU) reported record quarterly net income of $16.2 million, or $0.48 per share, in the second quarter of 2010, an increase of 76.5% compared to the $9.2 million, or $0.28 per share reported for the second quarter of 2009.   Second quarter 2009 results included a $2.5 million, or $0.06 per share, special assessment levied by the FDIC.  Year-to-date net income of $30.2 million, or $0.90 per share, was 50% higher than the $0.60 per share reported in the first six months of 2009.

Total revenue for the second quarter of 2010 was $68.3 million, an increase of $7.2 million, or 11.7%, over the second quarter of last year, including a $5.4 million increase in net interest income, driven by a 2.0% increase in average earning assets and a 37-basis point improvement in net interest margin to 4.10%.  The quarterly provision for loan losses of $2.1 million was consistent with last year’s second quarter and reflected generally stable and favorable asset quality metrics, including quarterly net charge-offs.  Total operating expenses of $44.2 million declined $3.3 million from the second quarter of 2009 ($0.8 million excluding the FDIC special assessment), reflective of numerous cost management initiatives.

“Growing revenues, lower operating expenses, and the continuation of solid asset quality drove stronger operating results for the second quarter,” said President and Chief Executive Officer Mark E. Tryniski.  “We grew both net interest income and non-interest income, improved our net interest margin, and generated organic loan and average deposit growth during the quarter.  The cost improvement programs developed and implemented in 2009 contributed noticeably to our improved operating expense results.  We also delivered another quarter of sound asset quality, with net charge-offs of $1.5 million, or 0.20% of total loans.  We believe that these strong quarterly results reflect our commitment to a disciplined and balanced approach to our business regardless of market conditions.”

Second quarter net interest income grew to $45.9 million, an increase of 13.4% above second quarter 2009, resulting from an increase in interest-earning assets and a higher net interest margin.  The Company reinvested a portion of its substantial liquidity position during the first half of the year, while retaining a meaningful net liquidity position throughout the quarter.  Lower market interest rates and continued disciplined deposit pricing resulted in a 43-basis point reduction in the total cost of funds, compared to the first quarter of 2009.  This was modestly offset by a five basis point decline in earning asset yields, including cash equivalents, reflective of the more productive deployment of net liquidity.  On a linked quarter basis, the Company’s net interest margin improved 17-basis points, reflective of an 11-basis point reduction in the cost of funds, and a seven basis point improvement in earning asset yields.

Community Bank System, Inc.

Non-interest income in the second quarter increased $1.7 million, or 8.4% over the same period last year, despite a $0.4 million decline in mortgage-banking related revenue, reflective of the record secondary market activities experienced in the first half of 2009.  Deposit service fees were $1.1 million, or 10.4% above last year’s second quarter, driven by growth in core accounts and debit card-related revenues, and were above the first quarter of 2010 due to normal seasonal trends.  The Company’s employee benefits administration and consulting businesses posted a 10.0% increase in revenue over the second quarter 2009, a combination of new client and services generation and increased asset-based revenues.  Second quarter wealth management revenues of $2.7 million increased 17.6% from the second quarter of 2009, and were also reflective of favorable market valuation comparisons and generally improving demand.

Quarterly operating expenses of $44.2 million were $0.8 million below the second quarter of 2009 (excluding the $2.5 million FDIC special assessment incurred last year), reflective of solid cost management across all functional areas of the Company.  Implementation of several expense reduction programs allowed the Company to report lower total operating expenses despite year-over-year increases in merit-based compensation, as well as higher technology and volume-driven processing costs.  The Company continues to have significant resources dedicated to the conversion of its core banking systems scheduled for the third quarter 2010.

Financial Position

Average earning assets for the second quarter were $4.87 billion, up $14.1 million from the first quarter of 2010. Despite higher quarter-end balances average loans decreased $2.0 million from first quarter levels.  Average investment securities, including cash equivalents of $64.7 million, increased $16.0 million in the quarter.  Total average deposits grew $30.9 million in the quarter, including the continuation of the desirable trend toward a higher proportion of core (non-time) deposit balances, which increased $96.7 million from the first quarter of 2010.   Compared to the second quarter 2009, average earning assets increased $95.4 million, comprised of additional investment securities, including cash equivalents, and a small decline in average loan balances.  Average deposits for the second quarter were $3.97 billion, an increase of $114.8 million from the second quarter of 2009, and reflected organic growth in core deposits of $434.2 million, offset by a reduction in time deposits of $319.4 million.  Average borrowings for the quarter of $837.4 million were down slightly from each of the last four quarters.  Average shareholders’ equity for the quarter of $582.7 million was up $9.7 million from the first quarter, and was $32.6 million above the second quarter of 2009.  The Company’s net tangible equity to net tangible assets ratio improved to 5.92% at June 30, 2010, up 108-basis points from the level reported at the end of last year’s second quarter.

“Despite soft market conditions we grew our loan portfolios nearly $29 million in the second quarter with gains in almost all products,” said Mr. Tryniski.  “We continue to experience favorable asset quality results in our real estate portfolios, including commercial real estate.  At quarter-end, our loan loss reserves of $42.6 million were 2.04 times greater than our non-performing loans of $20.9 million, or 0.68% of total outstandings.”

Asset Quality

Net charge-offs in the second quarter were $1.5 million, compared to $1.6 million in the first quarter of 2010, and $1.7 million in the second quarter of 2009.  The second quarter net charge-off ratio of 0.20% was slightly better than the 0.22% ratio experienced in both the first quarter of 2010 and last year’s second quarter.

Nonperforming loans as a percentage of total loans at June 30, 2010 were 0.68%, up from 0.63% at the end of the first quarter, and up 24-basis points from the favorable 0.44% at the end of last year’s second quarter.  The total delinquency ratio of 1.45% was up two-basis points from the end of March, and was one-basis point lower than June 2009.  Nonperforming assets to total assets of 0.41% were three-basis points above the level reported at the end of the first quarter, and 12-basis points above the favorable 0.29% ratio reported a year ago.  These generally stable asset quality metrics are significantly better than comparative peer averages and illustrate the continued effectiveness of the Company’s disciplined risk management and underwriting standards.

Community Bank System, Inc.

The current quarter’s provision for loan losses of $2.1 million was $0.2 million higher than the first quarter of 2010 and $0.04 million above the second quarter of 2009.  The second quarter’s provision for loan losses was $0.5 million, or 33% higher than quarterly net charge-offs, indicative of the modest increase in nonperforming loans and total portfolio growth.  The ratio of loan loss allowance to total loans outstanding increased to 1.38% as of June 30, 2010, compared to 1.37% as of March 31, 2010, and 1.30% at the end of the second quarter of 2009.

Dividend Increase

In April, the Company’s Board of Directors approved a $0.02, or 9.1%, increase in its quarterly dividend on its common stock.  Mr. Tryniski commented, “The payment of a meaningful dividend is an important component of our commitment to provide consistent and favorable long-term returns to our shareholders.  This increase reflects the strength of our current operating performance.”  Consistent with that decision, the Company’s Board declared a $0.24 per share dividend payable on October 11, 2010, to shareholders of record as of September 15, 2010.  The increased cash dividend represents an annualized yield of 4.2% based on the closing share price of $22.79 on July 21, 2010.

During the second quarter of 2009 the Company’s Board of Directors approved a share repurchase program for up to one million common shares effective through December 31, 2011.  The Company’s shares may be repurchased from time to time in open market transactions or privately negotiated transactions in accordance with securities laws and regulations.  The timing and extent of repurchases will depend on market conditions and other corporate considerations.  There were no share repurchases in 2009 or the first half of 2010.

Conference Call Scheduled

Company management will conduct an investor call at 11:00 a.m. (ET) tomorrow (July 23, 2010) to discuss second quarter results.  The conference call can be accessed at 1-877-551-8082 (1-904-520-5770 if outside United States and Canada).  An audio recording will be available one hour after the call until September 30, 2010, and may be accessed at 1-888-284-7564 (1-904-596-3174 if outside the United States and Canada) and entering access code 2503951.  Investors may also listen live via the Internet at: http://www.videonewswire.com/event.asp?id=70292.

This webcast will be archived on this site for one full year and may be accessed at any point during this time at no cost.  This earnings release, including supporting financial tables, is available within the Investor Relations / News & Media section of the company's website at: http://www.communitybankna.com.

Headquartered in DeWitt, N.Y., Community Bank System, Inc. has $5.4 billion in assets and over 150 customer facilities.  The Company’s banking subsidiary, Community Bank, N.A. operates across Upstate New York and Northeastern Pennsylvania, where it conducts business as First Liberty Bank & Trust.  Its other subsidiaries include: Benefit Plans Administrative Services, Inc., an employee benefits administration and consulting firm with offices in Upstate New York, Pittsburgh and Philadelphia, Pennsylvania and Houston, Texas; the CBNA Insurance Agency, with offices in three northern New York communities; Community Investment Services, a broker-dealer delivering financial products throughout the company's branch network; and Nottingham Advisors, a wealth management and advisory firm with offices in Buffalo, N.Y. and North Palm Beach, Florida.  For more information, visit: www.communitybankna.com or www.firstlibertybank.com.

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Community Bank System, Inc.

Summary of Financial Data
(Dollars in thousands, expect per share data)
	Quarter Ended		Year-to-date
	June 30,		June 30,
	2010	2009	2010	2009
Earnings
Loan income	$44,851	$46,134	$89,524	$92,925
Investment income	17,772	15,821	34,151	32,129
Total interest income	62,623	61,955	123,675	125,054
Interest expense	16,678	21,441	34,448	44,354
Net interest income	45,945	40,514	89,227	80,700
Provision for loan losses	2,050	2,015	3,870	4,825
Net interest income after provision for loan losses	43,895	38,499	85,357	75,875
Deposit service fees	11,337	10,271	21,856	19,256
Mortgage banking revenues	592	958	1,075	2,976
Other banking services	523	554	963	867
Trust, investment and asset management fees	2,666	2,267	5,042	4,300
Benefit plan administration, consulting and actuarial fees	7,260	6,599	15,159	13,606
Total noninterest income	22,378	20,649	44,095	41,005
Salaries and employee benefits	22,509	23,154	45,445	46,116
Professional fees	1,505	1,318	2,805	2,602
Occupancy and equipment and furniture	5,614	5,704	11,839	11,915
Amortization of intangible assets	1,849	2,103	3,708	4,208
FDIC insurance	1,485	4,021	3,057	5,396
Other	11,258	11,183	21,559	21,647
Total operating expenses	44,220	47,483	88,413	91,884
Income before income taxes	22,053	11,665	41,039	24,996
Income taxes	5,891	2,510	10,875	5,376
Net income	$16,162	$9,155	$30,164	$19,620
Basic earnings per share	$0.49	$0.28	$0.91	$0.60
Diluted earnings per share	$0.48	$0.28	$0.90	$0.60

Community Bank System, Inc.

Summary of Financial Data
(Dollars in thousands, except per share data)
	2010		2009
	2nd Qtr	1st Qtr	4th Qtr	3rd Qtr	2nd Qtr
Earnings
Loan income	$44,851	$44,673	$46,127	$46,067	$46,134
Investment income	17,772	16,379	15,713	15,821	15,821
Total interest income	62,623	61,052	61,840	61,888	61,955
Interest expense	16,678	17,770	18,892	20,036	21,441
Net interest income	45,945	43,282	42,948	41,852	40,514
Provision for loan losses	2,050	1,820	2,590	2,375	2,015
Net interest income after provision for loan losses	43,895	41,462	40,358	39,477	38,499
Deposit service fees	11,337	10,519	11,038	10,991	10,271
Mortgage banking revenues	592	483	744	226	958
Other banking services	523	440	359	669	554
Trust, investment and asset management fees	2,666	2,376	2,380	1,951	2,267
Benefit plan administration, consulting and actuarial fees	7,260	7,899	7,196	6,969	6,599
Investment securities gains, net	0	0	0	7	0
Total noninterest income	22,378	21,717	21,717	20,813	20,649
Salaries and employee benefits	22,509	22,936	23,505	23,166	23,154
Professional fees	1,505	1,300	1,336	1,367	1,318
Occupancy and equipment and furniture	5,614	6,225	5,727	5,533	5,704
Amortization of intangible assets	1,849	1,859	1,936	2,026	2,103
FDIC insurance	1,485	1,572	1,544	1,670	4,021
Goodwill impairment and special charges	0	0	4,481	0	0
Other	11,258	10,301	11,654	10,349	11,183
Total operating expenses	44,220	44,193	50,183	44,111	47,483
Income before income taxes	22,053	18,986	11,892	16,179	11,665
Income taxes	5,891	4,984	2,522	3,724	2,510
Net income	$16,162	$14,002	$9,370	$12,455	$9,155
Basic earnings per share	$0.49	$0.42	$0.29	$0.38	$0.28
Diluted earnings per share	$0.48	$0.42	$0.28	$0.38	$0.28
Profitability
Return on assets	1.19%	1.05%	0.69%	0.92%	0.69%
Return on equity	11.12%	9.91%	6.57%	8.83%	6.67%
Noninterest income/operating income (FTE) (1)	31.0%	31.6%	31.7%	31.2%	31.8%
Efficiency ratio (2)	58.0%	61.6%	63.9%	63.2%	65.6%
Components of Net Interest Margin (FTE)
Loan yield	5.87%	5.91%	5.93%	5.94%	5.97%
Cash equivalents yield	0.25%	0.25%	0.26%	0.27%	0.26%
Investment yield	4.97%	5.06%	5.31%	5.41%	5.75%
Earning asset yield	5.48%	5.41%	5.41%	5.44%	5.53%
Interest-bearing deposit rate	0.96%	1.08%	1.19%	1.33%	1.52%
Borrowing rate	4.28%	4.34%	4.34%	4.36%	4.37%
Cost of all interest-bearing funds	1.64%	1.77%	1.86%	1.98%	2.13%
Cost of funds (includes DDA)	1.39%	1.50%	1.58%	1.68%	1.82%
Net interest margin (FTE)	4.10%	3.93%	3.86%	3.78%	3.73%
Fully tax-equivalent adjustment	$3,835	$3,712	$3,840	$3,941	$3,865

Community Bank System, Inc.

Summary of Financial Data
(Dollars in thousands, except per share data)
	2010		2009
	2nd Qtr	1st Qtr	4th Qtr	3rd Qtr	2nd Qtr
Average Balances
Loans	$3,074,259	$3,076,230	$3,091,748	$3,082,495	$3,105,247
Cash equivalents	64,731	187,030	284,866	292,545	315,444
Taxable investment securities	1,204,552	1,071,958	894,238	864,478	793,909
Nontaxable investment securities	524,696	518,959	543,284	560,615	558,278
Total interest-earning assets	4,868,238	4,854,177	4,814,136	4,800,133	4,772,878
Total assets	5,454,073	5,425,045	5,372,646	5,349,762	5,313,274
Interest-bearing deposits	3,252,025	3,222,093	3,171,853	3,164,396	3,182,827
Borrowings	837,356	856,662	857,434	858,505	858,702
Total interest-bearing liabilities	4,089,381	4,078,755	4,029,287	4,022,901	4,041,529
Noninterest-bearing deposits	717,171	716,172	714,491	708,430	671,615
Shareholders' equity	$582,715	$573,047	$565,616	$559,762	$550,103
Balance Sheet Data
Cash and cash equivalents	$133,967	$208,267	$361,876	$361,734	$474,372
Investment securities	1,757,967	1,746,565	1,487,127	1,497,826	1,335,358
Loans:
Consumer mortgage	1,051,939	1,035,902	1,028,805	1,017,153	1,014,628
Business lending	1,074,715	1,062,628	1,082,753	1,068,456	1,078,500
Consumer installment	964,497	963,992	987,927	1,001,484	998,477
Total loans	3,091,151	3,062,522	3,099,485	3,087,093	3,091,605
Allowance for loan losses	42,603	42,095	41,910	41,072	40,330
Intangible assets	313,964	315,812	317,671	322,661	324,636
Other assets	193,356	194,728	178,564	149,853	151,346
Total assets	5,447,802	5,485,800	5,402,813	5,378,095	5,336,987
Deposits
Noninterest-bearing	713,544	724,097	736,816	708,051	697,612
Non-maturity interest-bearing	2,203,686	2,166,727	2,029,911	1,925,666	1,828,586
Time	1,022,745	1,097,453	1,157,759	1,254,528	1,338,225
Total deposits	3,939,975	3,988,277	3,924,486	3,888,245	3,864,423
Borrowings	729,557	754,606	754,779	756,442	756,649
Subordinated debt held by unconsolidated subsidiary trusts	102,012	102,005	101,999	101,993	101,987
Other liabilities	76,438	62,515	55,852	65,515	63,299
Total liabilities	4,847,982	4,907,403	4,837,116	4,812,195	4,786,358
Shareholders' equity	599,820	578,397	565,697	565,900	550,629
Total liabilities and shareholders' equity	5,447,802	5,485,800	5,402,813	5,378,095	5,336,987
Capital
Tier 1 leverage ratio	7.75%	7.56%	7.39%	7.27%	7.13%
Tangible equity / net tangible assets	5.92%	5.43%	5.20%	5.15%	4.84%
Diluted weighted average common shares O/S	33,570	33,327	33,054	32,998	32,945
Period end common shares outstanding	33,146	33,081	32,800	32,740	32,741
Cash dividends declared per common share	$0.24	$0.22	$0.22	$0.22	$0.22
Book value	$18.10	$17.48	$17.25	$17.28	$16.82
Tangible book value	$9.20	$8.51	$8.09	$7.99	$7.43
Common stock price (end of period)	$22.03	$22.78	$19.31	$18.27	$14.56

Community Bank System, Inc.

Summary of Financial Data
(Dollars in thousands, except per share data)
	2010		2009
	2nd Qtr	1st Qtr	4th Qtr	3rd Qtr	2nd Qtr
Asset Quality
Nonaccrual loans	$18,798	$18,251	$17,161	$13,080	$13,189
Accruing loans 90+ days delinquent	2,076	930	1,750	4,660	543
Total nonperforming loans	20,874	19,181	18,911	17,740	13,732
Other real estate owned (OREO)	1,555	1,479	1,429	1,309	1,687
Total nonperforming assets	22,429	20,660	20,340	19,049	15,419
Net charge-offs	1,542	1,635	1,752	1,633	1,738
Loan loss allowance/loans outstanding	1.38%	1.37%	1.35%	1.33%	1.30%
Nonperforming loans/loans outstanding	0.68%	0.63%	0.61%	0.57%	0.44%
Loan loss allowance/nonperforming loans	204%	219%	222%	232%	294%
Net charge-offs/average loans	0.20%	0.22%	0.22%	0.21%	0.22%
Delinquent loans/ending loans	1.45%	1.43%	1.48%	1.51%	1.46%
Loan loss provision/net charge-offs	133%	111%	148%	145%	116%
Nonperforming assets/total assets	0.41%	0.38%	0.38%	0.35%	0.29%

(1) Excludes gain (loss) on investment securities.
(2) Excludes intangible amortization, goodwill impairment, acquisition expenses, special charges and gain (loss) on investment securities.

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This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  The following factors, among others, could cause the actual results of CBU’s operations to differ materially from CBU’s expectations: the successful integration of operations of its acquisitions; competition; changes in economic conditions, interest rates and financial markets; and changes in legislation or regulatory requirements.  CBU does not assume any duty to update forward-looking statements.